Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-133570, 333-156552, 333-161591, 333-162445, 333-163070, 333-192636, 333-205888, and 333-218973) on Form S-3 and the registration statements (Nos. 333-87225, 333-110008, 333-110009, 333-127762, and 333-205889) on Form S-8 of our reports dated February 28, 2022, with respect to the consolidated financial statements of Cathay General Bancorp and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California

February 28, 2022